Exhibit 99.1

Guardion Health Sciences Announces Financial Results for the Year Ended December 31, 2022

HOUSTON, April 17, 2023 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the year ended December 31, 2022. The Company also provided a corporate update to stockholders.

Financial and other highlights for the year ended December 31, 2022 include the following (all common share and per share amounts shown below have been adjusted to reflect the 1-for-50 reverse stock split effective January 6, 2023):

●	Revenues were $11,049,772 for the year ended December 31, 2022, as compared to $7,233,118 for the year ended December 31, 2021, an increase of $3,816,654. The 52.8% increase in revenues in 2022 as compared to 2021 was driven by the Viactiv product line, which the Company owned for the entire 12 months of 2022, as compared to the last 7 months of 2021.

●	The Viactiv product line generated 96% of the Company’s total revenues for the year ended December 31, 2022,

●	Gross profit was $4,520,387 for the year ended December 31, 2022, as compared to $3,110,434 for the year ended December 31, 2021, an increase of $1,409,953 or 45.3%, which was attributable to sales from the Viactiv product line.

●	Gross margin for the year ended December 31, 2022 was 40.9%, as compared to 43.0% for the year ended December 31, 2021. The gross margin decreased by 2.1 percentage points or 4.9% in 2022 because of increased transportation, fulfillment and third-party logistics costs.

●	The Company recorded a non-cash charge to operations for the impairment of intangible assets of $10,065,833 at December 31, 2022, as compared to a non-cash charge to operations for the impairment of intangible assets of $11,893,134 at December 31, 2021, almost all of which was related to the Viactiv product line that was acquired in June 2021.

●	Loss from operations was $(17,420,598) for the year ended December 31, 2022, as compared to a loss from operations of $(24,746,806) for the year ended December 31, 2021.

●	Basic and diluted net loss per share for the year ended December 31, 2022 was $(14.15), as compared to $(52.23) for the year ended December 31, 2021. based on 1,121,000 weighted average common shares outstanding in 2022, as compared to 473,772 weighted average common shares outstanding in 2021.

●	Cash used in operations was $7,446,812 in 2022, as compared to $10,644,416 in 2021.

●	As of December 31, 2022, the Company had unrestricted cash and cash equivalents of $10,655,490.

●	On January 24, 2023, the Company received a letter from The Nasdaq Stock Market LLC stating that because the Company’s common stock had a closing bid price at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “Over the course of 2022 we diligently worked to build a stronger clinical nutrition company despite a challenging macroenvironment that included external economic pressures, volatile capital markets, a changing consumer marketplace and complex supply chain issues. Compared to our results for 2021, we have increased sales and gross profit, while also reducing major cost categories and streamlining operations. We plan to continue to evaluate our costs in 2023 in order to further improve our operating efficiencies.”

“During 2022, we sought new ways to leverage our brand and increase revenue, which included adhering to our long-standing commitment to establishing clinical validation for our products. We also expanded the Viactiv brand’s product offerings through the launch of our 1,200 mg Omega Boost Gel Bites, which we have demonstrated to significantly increase Omega-3 saturation levels on red blood cells.”

“Our management team and Board of Directors do not believe that the current market valuation of the Company accurately reflects the potential value of the Company, specifically, the clinical nutrition platform and the brand that we are building. Accordingly, in March 2023, we retained Alantra, LLC (“Alantra”) as the Company’s exclusive financial advisor to implement a strategic review to evaluate alternatives to maximize stockholder value in the near-term, which could include, among other alternatives, a sale of the Company or the Viactiv brand, or a merger, acquisition, reverse acquisition, or other strategic transaction.”

“We believe that our cash position, the market position of the Viactiv product line, and our current operating business strategy provide us with a viable platform from which to continue our efforts to grow operations, improve financial performance and maximize stockholder value.”

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the year ended December 31, 2022 is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the Company’s exploration of strategic alternatives, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the identification and integration of possible acquisition targets and suitors, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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